Exhibit 99.1

IntriCon Announces Pricing of 1,500,000 Shares of Common Stock

ARDEN HILLS, Minn. — August 15, 2018 — IntriCon Corporation (NASDAQ: IIN), a designer, developer, manufacturer and distributor of body-worn devices, today announced that it has priced an underwritten public offering of 1,500,000 shares of its common stock at a public offering price of $55.00 per share. The offering is expected to close on August 20, 2018 subject to the satisfaction of customary closing conditions. IntriCon has granted the underwriters a 30-day option to purchase up to an additional 225,000 shares of common stock.

Stifel is acting as sole book-running manager of the offering. B. Riley FBR and Dougherty & Company LLC are acting as co-managers of the offering.

IntriCon expects net proceeds of approximately $77.3 million, after deducting underwriting discounts and estimated offering expenses (without giving effect to any exercise of the underwriters’ option to purchase additional shares). IntriCon intends to use these net proceeds to repay debt, to fund capital expenditures, to repurchase and retire 500,000 shares of its common stock from certain of its directors and officers, and for working capital and other general corporate purposes.

The shares are being issued pursuant to a shelf registration statement on Form S-3 previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”). A final prospectus supplement relating to this offering will be filed with the SEC. Copies of the final prospectus supplement, when available, and the accompanying base prospectus may be obtained from Stifel, Nicolaus & Company, Incorporated, Attention: Syndicate, One Montgomery Street, Suite 3700, San Francisco, California 94104, by telephone at (415) 364-2720 or by email at syndprospectus@stifel.com. Electronic copies of the final prospectus supplement and accompanying base prospectus will also be available on the website of the SEC at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the shares described herein or any other securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction. The offering may be made only by means of a prospectus supplement and the accompanying base prospectus.

About IntriCon Corporation

Headquartered in Arden Hills, Minn., IntriCon Corporation designs, develops and manufactures miniature and micro-miniature body-worn devices. These advanced products help medical, healthcare and professional communications companies meet the rising demand for smaller, more intelligent and better-connected devices. IntriCon has facilities in the United States, Asia, the United Kingdom and Europe. The company’s common stock trades under the symbol “IIN” on the Nasdaq Global Market. For more information about IntriCon, visit www.intricon.com.

Forward-Looking Statements

Statements made in this release and in IntriCon’s other public filings and releases that are not historical facts or that include forward-looking terminology, including IntriCon’s expectations on the completion, timing and size of the public offering and the anticipated use of proceeds therefrom, are “forward-looking statements” within the meaning of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be affected by known and unknown risks, uncertainties and other factors that are beyond IntriCon’s control, including the risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the public offering, as well as risks and uncertainties inherent in IntriCon’s business, and may cause IntriCon’s actual results, performance or achievements to differ materially from the results, performance and achievements expressed or implied in the forward-looking statements. These risks, uncertainties and other factors are detailed from time to time in the company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2017, and in the final prospectus supplement related to the public offering to be filed with the SEC on or about the date hereof, each available on the SEC’s web site at www.sec.gov.The company disclaims any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.

Contact:

Scott Longval, CFO

651-604-9526

slongval@intricon.com

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